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                                   EXHIBIT 5.1

                     OPINION OF GOODWIN, PROCTER & HOAR LLP


                                 August 19, 1999



J. Baker, Inc.
555 Turnpike Street
Canton, MA 02021

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,200,000 shares (the "Shares") of common stock, par value $.50 per share (the "Common Stock"), of J. Baker, Inc., a Massachusetts corporation (the "Company"), issuable upon the exercise of Warrants (the "Warrants") issued by the Company to the Selling Shareholders named in the Registration Statement.

     In connection with rendering this opinion, we have examined the Restated Articles of Organization of the Company and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; a Registration Statement on Form S-3 under the Securities Act relating to the Shares and the Prospectus contained therein; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that the Shares when sold will be duly authorized, legally issued, fully paid and nonassessable.

     The foregoing assumes that all requisite steps with respect to the Shares were taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities. The foregoing also assumes that all Shares issued upon exercise of the Warrants will be issued in accordance with the terms of the Warrants.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,

                                              /s/ GOODWIN, PROCTER & HOAR LLP

                                              GOODWIN, PROCTER & HOAR  LLP


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